KABANI & COMPANY, INC.
                         Certified Public Accountants
                        8700 Warner Avenue, Suite 280
                      Fountain Valley, California 92708
                           Telephone 714-849-1543
                              Fax 714-596-0303
                       e-mail:  hamidkabani@hotmail.com









                        CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated March 17, 2000, with respect to the financial statements of Utah Clay Technology, Inc. included in the Amendment No. 4 to Form SB-2 Registration Statement for the registration of 590,000 common shares.



                                                  /s/ Kabani & Company, Inc.

                                                  Kabani & Company, Inc.

Fountain Valley, California
December 5, 2000









Exhibit 23.4
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